CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Flowco Holdings Inc. of our report dated February 26, 2026 relating to the financial statements, which appears in Flowco Holding Inc.'s Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
May 11, 2026